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                                                                   EXHIBIT 10.16

                               WEBSIDESTORY, INC.
                           2000 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT
                   (INCENTIVE AND NONSTATUTORY STOCK OPTIONS)


        Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, WebSideStory, Inc. (the "Company") has granted you an option ("Option") under its 2000 Equity Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your option are as follows:

        1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service, except as provided below.

        (a) SPECIAL EXERCISE PERIOD, ACCELERATION AND VESTING PROVISIONS. In the event that your Continuous Service terminates for any reason then, notwithstanding anything to the contrary in the Plan, you shall have until the earlier of (1) the end of twenty four (24) months after the date of such termination or (2) December 20, 2009 (the "Expiration Date") to exercise your Option to the extent it is then vested pursuant to the Grant Notice or becomes vested pursuant to the vesting provisions below. In the event that your Continuous Service terminates due to an involuntary termination (not including death or Disability) without Cause or due to a Constructive Termination then the vesting of fifty percent (50%) of your unvested Option shares shall immediately accelerate and these shares shall become vested. In the event of a Change in Control, the vesting of fifty percent (50%) of your unvested Option shares shall immediately accelerate and these shares shall become vested and, notwithstanding anything to the contrary in the Plan, you shall have until the earlier of (1) the end of twenty four (24) months after the date of the Change in Control or
(2) the Expiration Date to exercise your Option (or the normal exercise period, if later). In this event, the balance of your unvested Options shares shall continue to vest on a pro-rated basis on a monthly basis over the remaining vesting period, unless otherwise accelerated as described below. Notwithstanding the above, in the event that both (i) your Continuous Service terminates due to an involuntary termination (not including death or Disability) without Cause or due to a Constructive Termination and (ii) such termination occurs within 60 days prior to or any time after a Change in Control (or agreement to effect a Change in Control) then, notwithstanding anything to the contrary in the Plan, the vesting of all unvested portions of your Option shares shall immediately accelerate and these shares shall become vested and you shall have until the end of four (4) years after the date of such termination to exercise your Option or any part of it.


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For purposes of subsection 1(a) only, Change in Control means: (i) a dissolution or liquidation of the Company; (ii) a sale of all or a majority of the assets of the Company; (iii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed; (iv) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed; (v) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors; or (vi) in the event that the individuals who, as of the date of adoption of the Plan, are members of the Company's Board (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Board. (If the election, or nomination for election by the Company's stockholders, of any new Director is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Director shall be considered to be a member of the Incumbent Board in the future.)

For purposes of subsection 1(a) only, Constructive Termination means: the occurrence of any of the following events or conditions: (i) (A) a change in your highest status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from your status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control (as defined above) or at any time thereafter; (B) the assignment to you of any duties or responsibilities which are inconsistent with your highest status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; or (C) any removal of you from or failure to reappoint or reelect you to any of such offices or positions, except in connection with the termination of your Continuous Service for Cause, as a result of your Disability or death or by you other than as a result of Constructive Termination; (ii) a reduction in your annual base compensation or any failure to pay you any compensation or benefits to which you are entitled within five (5) days of the date due; (iii) the Company's requiring you to relocate to any place outside a twenty (20) mile radius of your current work site, except for reasonably required travel on the business of the Company or its Affiliates which is not materially greater than such travel requirements prior to the Change in Control; (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which you were participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to you, or (B) provide you with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan,


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program and practice in which you were participating at any time within ninety
(90) days preceding the date of a Change in Control or at any time thereafter;
(v) any material breach by the Company of any provision of an agreement between the Company and you, whether pursuant to this Plan or otherwise, other than a breach which is cured by the Company within fifteen (15) days following notice by you of such breach; or (vi) the failure of the Company to obtain an agreement, satisfactory to you, from any successors and assigns to assume and agree to perform the obligations created under this Plan.

        For purposes of subsection 1(a) only, Cause means the occurrence of any of the following (and only the following): (i) your conviction of any felony involving fraud or act of dishonesty against the Company or its Affiliates; (ii) conduct by you which, based upon good faith and reasonable factual investigation and determination of the Company (or, if you are an Officer, of the Board), demonstrates gross unfitness to serve; or (iii) your intentional, material violation of any statutory or fiduciary duty that you have to the Company or its Affiliates. In addition, if you are not an Officer, Cause also shall include your poor performance of services for the Company or its Affiliates as determined by the Company following (A) written notice to you describing the nature of such deficiency and (b) your failure to cure such deficiency within thirty (30) days following receipt of the such written notice.

        (b) PARACHUTE PAYMENTS. In the event that the acceleration of the vesting and exercisability of the Stock Awards and/or the lapse of reacquisition or repurchase rights with respect to Stock Awards provided for in subsection 1(a) and benefits otherwise payable to you (i) constitute "parachute payments" within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this subsection would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties payable with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then you shall be entitled to receive from the Company an additional payment (the "Gross-Up Payment") in an amount such that after payment by you of all taxes (including, without limitation, any income and employment taxes and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, you will retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Gross-Up Payment.

        The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

        The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and you within fifteen (15) calendar days after the date on which your right to a Payment is triggered (if requested at that time by the Company or you) or such other time as requested by the Company


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or you. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, it shall furnish the Company and you with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to such Payment.

        In the event that the excise tax incurred by you is determined by the Internal Revenue Service to be greater or lesser than the amount so determined by such accounting firm, then the Company and you agree to promptly make such additional payment, including interest and any tax penalties, to the other party as the accounting firm reasonably determine is appropriate to ensure that the net economic effect to you under this Section, on an after-tax basis, is as if the Code Section 4999 excise tax did not apply to you. For purposes of making the calculations required by this Section, the accounting firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on interpretations of the Code for which there is a "substantial authority" tax reporting position. The Company and you shall furnish to the accounting firm such information and documents the accounting firm may reasonably request in order to make a determination under this Section. The Company shall bear all costs the accounting firm may reasonably incur in connection with any calculations contemplated by this Section.

        2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

        3. EXERCISE PRIOR TO VESTING ("EARLY EXERCISE"). If permitted in your Grant Notice (i.e., the "Exercise Schedule" indicates that "Early Exercise" of your option is permitted) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

                (a) a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

                (b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement;

                (c) you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

                (d) if your option is an incentive stock option, then, as provided in the Plan, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which your option plus all other incentive stock options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), your option(s) or


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portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as nonstatutory stock options.

        4. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner PERMITTED BY YOUR GRANT NOTICE, which may include one or more of the following:

                (a) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

                (b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company's reported earnings (generally six months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

                (c) Pursuant to the following deferred payment alternative:

                        (i) Not less than one hundred percent (100%) of the aggregate exercise price, plus accrued interest, shall be due four (4) years from date of exercise or, at the Company's election, upon termination of your Continuous Service for Cause.

                        (ii) Interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any portion of any amounts other than amounts stated to be interest under the deferred payment arrangement.

                        (iii) At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall be made in cash and not by deferred payment.

                        (iv) In order to elect the deferred payment alternative, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the


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Company so requests, you must tender to the Company a promissory note and a security agreement covering the purchased shares of Common Stock, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.

        5. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

        6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

        7. TERM. You may not exercise your option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the EARLIEST of the following:

                (a) the applicable date set forth in subsection 1(a), provided that if during the period provided for in section 1(a) your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to "Securities Law Compliance," your option shall not expire until the earlier of the Expiration or until it shall have been exercisable for an aggregate period of three months after termination of such condition.

                (b) the Expiration Date indicated in your Grant Notice; or

                (c) the day before the tenth (10th) anniversary of the Date of
                    Grant.

        If your option is an incentive stock option, note that, to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option's exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment terminates.


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        8. EXERCISE.

                (a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

                (b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

                (c) If your option is an incentive stock option, by exercising your option you agree that you will notify the Company in writing within fifteen
(15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

                (d) By exercising your option you agree that the Company (or a representative of the underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period.

        9. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option

        10. RIGHT OF FIRST REFUSAL. At the Committee's discretion, Common Stock issued pursuant to the exercise of an Option may be subject to a requirement that if you propose to sell, pledge, or otherwise transfer any Common Stock acquired pursuant to exercise of an Option, or any interest in such Common Stock, to any person or entity, the Company will have a right of first refusal (the "Right of First Refusal") with respect to such Common Stock. If you desire to transfer Common Stock subject to the Right of First Refusal, then you will give a


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written notice (the "Transfer Notice") to the Company describing fully the proposed transfer, including the number of shares of Common Stock proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice will be signed both by you and by the proposed transferee and must constitute a binding commitment of both parties to the transfer of the Common Stock. The Company will have the right to purchase the Common Stock subject to the Transfer Notice on the terms of the proposal referred to in the Transfer Notice, subject to any change in such terms permitted under subsection 10(a), by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date the Transfer Notice is received by the Company. The Company's rights under this Section 10 will be freely assignable, in whole or in part.

                (a) TRANSFER OF SHARES. If the Company fails to exercise the Right of First Refusal within 30 days after the date on which it receives the Transfer Notice, then you may, not later than six months following receipt of the Transfer Notice by the Company, consummate a transfer of the Common Stock subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, will again be subject to the Right of First Refusal and will again require compliance with the procedure described in Section 10(a). If the Company exercises its Right of First Refusal, then you will immediately endorse and deliver to the Company every stock certificate representing the Common Stock being purchased, and the Company will then promptly pay the purchase price in accordance with the terms set forth in the Transfer Notice.

                (b) REPURCHASE PAYMENT. The amount payable to you pursuant to the Company's exercise of the Right of First Refusal will be paid to you in accordance with the terms and conditions of the Transfer Notice or may, at the election of the Company, be paid in full in cash.

                (c) BINDING EFFECT. The Company's Right of First Refusal will inure to the benefit of its successors and assigns and will be binding upon any transferee of the Common Stock, other than a transferee acquiring Common Stock in a transaction with respect to which the Company failed to exercise its Right of First Refusal (a "Free Transferee") or a transferee of a Free Transferee.

                (d) TERMINATION OF RIGHT OF FIRST REFUSAL. Notwithstanding any other provision of this Section 10, if the Common Stock is listed on any United States securities exchange or traded on any formal over-the-counter market in general use in the United States at the time you desire to transfer your Common Stock, the Company will no longer have the Right of First Refusal, and you will have no obligation to comply with this Section 10.

        11. RIGHT OF REPURCHASE. At the Committee's discretion, Common Stock issued pursuant to the exercise of an Option may be subject to a right, but not an obligation, of repurchase by the Corporation (the "Right of Repurchase"), at the price specified in subsection 11(a), if you cease to be an Employee for any reason ("Employment Termination") at any time after the grant of the Option pursuant to which such Common Stock was issued. Common Stock issued by the Company will only be transferable by you subject to the Right of Repurchase, and


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the Company will legend the Right of Repurchase on the stock certificates evidencing such shares of Common Stock and will take such other steps as it deems necessary to ensure compliance with this restriction. The Company's rights under this Section 11 will be freely assignable, in whole or in part.

                (a) REPURCHASE PRICE. The price per share per share of Common Stock at which the Company may exercise the Right of Repurchase under Section 11 (the "Repurchase Price") will be the higher of the exercise price of each share of Common Stock as paid by you, or fair market value of the shares of Common Stock on the date the Company sends the notice to you of its exercise of its Right of Repurchase pursuant to Section 11, provided, however, that notwithstanding the definition of "fair market value" in the Plan, if you do not agree with the determination of fair market value by the Company's Board of Directors, fair market value shall be determined by the dispute resolution procedures set forth in Section 12 below independently of any determination of the Company or its Board of Directors.

                (b) REPURCHASE PROCEDURE. The Company may exercise its Right of Repurchase by sending a written notice to you and to the Escrow Agent, if any, of its taking such action and specifying the number of shares of Common Stock being repurchased. The Company's Right of Repurchase will terminate if not exercised by written notice from the Company to you within 30 days of the date on which the Company learns of the Employment Termination or the last date any Option granted to you is exercised, which ever is later. If the Company exercises its Right of Repurchase, then you, or if applicable, the Escrow Agent, will deliver to the Company every stock certificate representing the shares of Common Stock being repurchased, together with appropriate Assignments Separate from Certificates, and the Company will then promptly pay the total Repurchase Price in cash (or cancellation of purchase money indebtedness for the Common Stock, if applicable) to you, or if applicable, to the Escrow Agent, for delivery to you.

                (c) ELECTION TO DEFER PURCHASE OF INCENTIVE STOCK OPTION SHARES.

                        (i) Notwithstanding the preceding provisions of this
Section 11, if shares of Common Stock were issued to you pursuant to an Incentive Stock Option, then you may elect to defer the Company's repurchase of such Common Stock pursuant to this Section 11 until the holding period requirements of Section 422(a) of the Code are met. Such election will be in writing in such form as the Committee may require and will be delivered to the Company and to the Escrow Agent by certified mail no later than seven days after the date on which you receive notice that the Company elects to exercise its Right of Repurchase. Such election will pertain to all such Common Stock issued to you and will be irrevocable.

                        (ii) If you make the election described in subsection 11(c), then the Company will repurchase such Common Stock on or before the date which is 90 days following the earlier of the date on which you die or the date on which the holding period requirements of Section 422(a) of the Code are met. The Repurchase Price of each such share of Common Stock determined under subsection 11(a) will be calculated by substituting for your Employment Termination date the earlier of the date on which you die or the date on which such holding period requirements are met.


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                (d) ESCROW. To facilitate the consummation of the Company's
Right of Repurchase under this Section 11, at the request of the Committee, you and the Company will execute Joint Escrow Instructions and you will deliver and deposit with the Escrow Agent named in the Joint Escrow Instructions two "Assignments Separate from Certificate," together with all certificates evidencing the shares of Common Stock issued to you pursuant to the Plan, duly endorsed in blank. The Escrow Agent will hold such documents and deliver the same to the Company pursuant to the Joint Escrow Instructions and in accordance with the terms of this Section 11, as applicable.

                (e) BINDING EFFECT. The Company's Right of Repurchase will inure to the benefit of its successors and assigns and will be binding on any of your representatives, executors, administrators, heirs, or legatees.

                (f) PAYMENT OF NET AMOUNT OWING. Notwithstanding anything to the contrary contained herein, if the Company determines to exercise its Rights of Repurchase pursuant to this subsection before any Common Stock has been issued as a result of an exercise of an Option, in lieu of issuing any Common Stock, the Company will have the right, but not the obligation, to pay to you the net amount owing to you.

                (g) TERMINATION OF RIGHT OF REPURCHASE. Notwithstanding any other provision of this Section 11, in the event that the Common Stock is listed on any United States securities exchange or traded on any formal over-the-counter market in general use in the United States at the time you would otherwise be required to transfer your Common Stock, the Company will no longer have the Right of Repurchase, and you will have no obligation to comply with this Section 11.

        12. DISPUTE RESOLUTION. In the event of any dispute arising under this Agreement, authorized representatives of the Parties shall meet or communicate by phone or otherwise no later than ten working days after receipt of notice by either Party of request for dispute resolution and shall enter into good faith negotiations aimed at resolving the dispute.

        At the end of such 10 days, if no agreement resolving the dispute has been reached, any action arising out of or related to this Agreement, excluding intellectual property disputes, shall be submitted to binding arbitration under the then-current commercial arbitration rules of the American Arbitration Association. The arbitration shall be conducted in San Diego California by three arbitrators, each of whom shall be an expert in the area of the Internet industry and not associated with either Party. Each party shall have the right to select one such arbitrator, and the two selected arbitrators shall select the third. The decision of the arbitrators shall be binding on the Parties, and judgment in accordance with that decision may be entered in any court having jurisdiction thereof. If there is any dispute concerning the fair market value of Common Stock and the arbitrators decide that the fair market value is higher than determined by the Company, then the Company shall pay all expenses associated with such arbitration, including the expenses of the neutral arbitrators. In all other cases, each party shall pay its own expenses associated with such arbitration, but the Company shall pay 80% of the expenses of the neutral arbitrators.


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        13. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

        14. WITHHOLDING OBLIGATIONS.

                (a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

                (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

                (c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

        15. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

        16. GOVERNING PLAN DOCUMENT. Except as otherwise set forth herein, your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.

WEBSIDESTORY, INC.                          OPTIONHOLDER:


By: /s/ Michael S. Christian                /s/ John J. Hentrich
  ---------------------------------         ------------------------------------
            Signature                                    Signature

Title: Senior Vice President                Date:
      -----------------------------              -------------------------------


Date:
     ------------------------------

                               WEBSIDESTORY, INC.
                           STOCK OPTION GRANT NOTICE
                          (2000 EQUITY INCENTIVE PLAN)


WebSideStory, Inc. (the "Company"), pursuant to its 2000 Equity Incentive Plan (the "Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan (except as set forth in the Stock Option Agreement), and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:                               John J. Hentrich
Date of Grant:                              December 20, 1999
Vesting Commencement Date:                  December 20, 1999
Number of Shares Subject to Option:         7,947,928
Exercise Price (Per Share):                 $0.175
Total Exercise Price:                       $1,390,887.40
Expiration Date:                            December 20, 2009

TYPE OF GRANT:     [ ] Incentive Stock Option(1)   [ ] Nonstatutory Stock Option

EXERCISE SCHEDULE: [ ] Same as Vesting Schedule    [ ] Early Exercise Permitted

VESTING-SCHEDULE:  571,428 of the shares vest immediately upon the Vesting
                   Commencement Date. 1/35th of the remaining shares vest monthly commencing January 19, 2000 and ending November 19, 2002; provided, however, that, in the event that the Continuous Service of an Optionholder terminates due to an involuntary termination (not including death or Disability) without Cause (as defined in the Option Agreement) or due to a Constructive Termination (as defined in the Option Agreement), then fifty percent (50%) of the total number of unvested shares shall immediately vest, provided, further, that in the event of a Change in Control (as defined in the Option Agreement), fifty percent (50%) of the total number of unvested shares shall immediately vest; provided, further, that in the event that the Continuous Service of Optionholder terminates due to an involuntary termination (not including death or Disability) without Cause (as defined in the Option Agreement) or due to a Constructive Termination (as defined in the Option Agreement) within sixty days prior to or any time after a Change of Control (or agreement to effect a Change of Control), then all of the unvested shares shall become immediately vested.

PAYMENT: By one or a combination of the following items (described in the Stock Option Agreement):

                           By cash or check
                           Pursuant to a Regulation T Program if the Shares are
                             publicly traded
                           By delivery of already-owned shares if the Shares are
                             publicly traded
                           By deferred payment

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject.




--------
(1) If this is an incentive stock option, it (plus your other outstanding incentive stock options) cannot be first exercisable for more than $100,000 in any calendar year. Any excess over $100,000 is a nonstatutory stock option.

WEBSIDESTORY, INC.                          OPTIONHOLDER:


By: /s/ Michael S. Christian                /s/ John J. Hentrich
   --------------------------------         ------------------------------------
            Signature                                     Signature

Title:  Senior Vice President               Date:
      -----------------------------              -------------------------------

Date:
     ------------------------------

ATTACHMENTS: Stock Option Agreement, 2000 Equity Incentive Plan and Notice of Exercise

                                  ATTACHMENT I

                             STOCK OPTION AGREEMENT

                                  ATTACHMENT II

                           2000 EQUITY INCENTIVE PLAN

                                 ATTACHMENT III

                               NOTICE OF EXERCISE